Exhibit 10.26

Wells Fargo Capital Finance 2450 Colorado Avenue Suite 3000 West Santa Monica, CA 90404

April 25, 2014

Wells Fargo Bank, National Association

2450 Colorado Avenue, Suite 3000W

San Monica, California 90404

Attention: Josephine Camalian

Re:                             Credit and Security Agreement, dated February 9, 2009 (as heretofore amended, the “Domestic Credit Agreement”), and Credit and Security Agreement (Ex-Im Subfacility), dated February 9, 2009 (as heretofore amended, “Ex-Im Credit Agreement”; and together with the Domestic Credit Agreement, the “Credit Agreements”), both by and between Capstone Turbine Corporation (the “Company”), and Wells Fargo Bank, National Association (“Wells Fargo”)

Ladies and Gentlemen:

Reference is made to the above-described Credit Agreements. Capitalized terms used but not defined in this letter agreement shall have the meanings set forth in the Credit Agreements. Section 5.2(b) of the Credit Agreements requires, among other things, that Company’s Adjusted Net Income be not less than <$11,853,000> for the fiscal year to date period ending March 31, 2014.

Company’s Adjusted Net Income for the fiscal year to date period ending March 31, 2014, was <$13,930,000>, notwithstanding that the minimum Adjusted Net Income requirement for such period was <$11,853,000> (the “Existing Default”). Company hereby requests that Wells Fargo waive the Existing Default.

Subject to the terms hereof, Wells Fargo hereby waives the Existing Default, provided that: (i) Wells Fargo shall have received the countersignature of Company and Capstone Turbine International, Inc. (“Guarantor”) on this letter agreement agreeing to the terms and conditions of this letter agreement; and (ii) all representations and warranties of Company and Guarantor in the Credit Agreements, Loan Documents, any other documents, agreements, or instruments executed by Company or Guarantor in connection with the Loan Documents, and this letter agreement (collectively, the “Credit Documents”) shall be true and correct in all material respects as of the date hereof (except for such representations and warranties that by their terms expressly speak as of an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects as of such earlier date).

In order to induce Wells Fargo to execute and deliver this letter agreement, Company and Guarantor each (i) represents and warrants that no Default or Event of Default exists on the date hereof (other than the Existing Default), (ii) ratifies and confirms all of the obligations (including, but not limited to, the Indebtedness) of Company and Guarantor pursuant to the Credit Documents, and (iii) acknowledges that no investigation by Wells Fargo shall affect any representations or warranties made by Company and Guarantor in this letter agreement or the right of Wells Fargo to rely upon them.

Except as expressly set forth herein, (i) the Credit Documents remain in full force and effect, (ii) this letter agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Credit Agreements or any other Credit Document or to be a waiver of any Default or Event of Default under the Credit Documents whether arising before or after the date hereof or as a result of the transactions contemplated hereby (except for the specific waiver of the Existing Default referenced above in this letter agreement), and (iii) this letter agreement shall not preclude the future exercise of any right, remedy, power or privilege available to Wells Fargo whether under the Credit Agreements, the other Credit Documents or otherwise and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Indebtedness, Credit Agreements or other Credit Documents.

This letter agreement (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto are expressly superseded hereby, (ii) shall be governed by and construed in accordance with the laws of the State of California, and (iii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This letter agreement may be executed in one or more counterparts (which taken together shall constitute one and the same instrument). Transmission by facsimile or “pdf” file of an executed counterpart of this letter agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

This letter agreement shall be deemed to be a “Loan Document” for purposes of the Credit Agreements and the other Credit Documents.

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Kindly acknowledge your agreement with the terms and conditions of this letter agreement, by executing one copy of this letter in the space provided and returning it to Wells Fargo.

Very truly yours,

CAPSTONE TURBINE CORPORATION

By:	/s/ Edward I. Reich
Name:	Edward I. Reich
Title:	EVP & CFO

CAPSTONE TURBINE INTERNATIONAL, INC.

By:	/s/ Edward I. Reich
Name:	Edward I. Reich
Title:	EVP & CFO

Acknowledged and agreed to by Wells Fargo as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gary Harrigian — SVP
Name:	Gary Harrigian
Title:	Authorized Signatory